Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

□ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)

CITIBANK, N.A.

(Exact name of trustee as specified in its charter)

13-5266470

 (I.R.S. employer identification no.)

701 East 60th Street North

Sioux Falls, South Dakota 57104

(Address of principal executive offices)

Danny Lee

388 Greenwich Street, New York, NY 10013

(212) 816-4936

(Name, address and telephone number of agent for service)

ExlService Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware	85-0572194
(State of incorporation)	(I.R.S. employer identification no.)

280 Park Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices, including zip code)

3.50% Convertible Senior Notes due 2024

(Title of the indenture securities)

Item 1.	GENERAL INFORMATION. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of Currency, Washington, D.C.

 Federal Deposit Insurance Corporation, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Item 3 - 15.	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS. Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

1.	A copy of the Charter for Citibank, N.A., incorporated by reference to Exhibit 1 of Form T-1.

2.	A copy of the Certificate of Corporate Existence and Fiduciary Powers, incorporated by reference to Exhibit 2 of Form T-1.

3.	A copy of the Certificate of Corporate Existence and Fiduciary Powers, incorporated herein by reference to Exhibit 2 of Form T-1.

4.	A copy of the existing By-Laws of Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of form T-1.

5.	Not applicable.

6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1.

7.	Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 28th day of February, 2019.

CITIBANK, N.A.

By:	/s/ Danny Lee
Name: Danny Lee
Title: Senior Trust Officer

EXHIBIT 1

CHARTER OF CITIBANK, N.A.

CITIBANK

Articles of Association

As amended effective July 1, 2011

CITIBANK, N.A.

Charter No. 1461

Articles of Association

AS AMENDED EFFECTIVE JULY 1, 2011

FIRST. The name and title of this Association shall be Citibank, N.A.; the Association in conjunction with its said legal name may also continue to use, as a trade name, its former name First National City Bank.

SECOND. The Head Office shall be in the City of Sioux Falls, State of South Dakota. The general business of this Association, and its operations of discount and deposit, shall be conducted at its Head Office and its legally established branches.

THIRD. The Board of Directors shall consist of such number of individuals, not less than five nor more than twenty-five, as from time to time shall be determined by a majority of the votes to which all shareholders are at the time entitled.

FOURTH. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the Head Office, or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws of the Association, but if no election shall be held on that day it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

FIFTH. A.           Designation.

The total number of shares of all classes of capital stock which the Association shall have the authority to issue is Forty One Million Five Hundred Thousand (41,500,000) shares and shall be designated as shares of Common Stock, par value of Twenty Dollars ($20) per share (the “Common Stock”). All of the shares of this Association’s Common Stock, which constitute all of the outstanding shares of this Association’s capital stock, shall continue as shares of Common Stock of this Association following the filing hereof. No shares of any class or series of capital stock of this Association shall have any preemptive or special rights or privilege to acquire any shares of capital stock of the Association under any circumstances whatsoever.

The Association, at any time and from time to time, may authorize and issue debt obligations whether or not subordinated without the prior approval of shareholders.

SIXTH. The Board of Directors (a majority of whom shall be a quorum to do business) shall appoint one of its members to be Chairman of the Association, who shall perform such duties as may be designated by it. The Board of Directors shall have the power to appoint one of its members to be President of this Association, who shall perform such duties as may be designated by it. The Board of Directors shall have the power to appoint such other officers and employees as in its judgment may be required to transact the business of the Association.

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The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all by-laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a board of directors to do and perform.

The Board of Directors, without the approval of the shareholders, shall have the power to change the location of the Head Office and of any branch or branches of the Association subject to such limitations as from time to time may be provided by law.

SEVENTH. The Association shall have succession from the date of its organization certificate until such time as it may be dissolved by the act of its shareholders owning two-thirds of its stock, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special Act of Congress or until its affairs be placed in the hands of a receiver and finally wound up by him.

EIGHTH. The Board of Directors, or the holders of not less than ten percentum of the stock of the Association, may call a special meeting of shareholders at any time: provided, however, that unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record at their respective addresses as shown upon the books of the Association.

NINTH. (1) The Association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was a director or officer of the Association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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(2)	The Association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Association, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)	The Association may indemnify any person who is or was an employee of the Association, or is or was serving at the request of the Association as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise to the extent and under the circumstances provided by paragraphs 1 and 2 of this Article NINTH with respect to a person who is or was a director or officer of the Association.

(4)	Any indemnification under paragraphs 1, 2 and 3 of this Article NINTH (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the By-Laws of the Association) consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

(5)	Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Association as authorized in this Article NINTH.

(6)	The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)	By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Association may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Association, or of any corporation a majority of the voting stock of which is owned by the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association would have the power or would be required to indemnify him against such liability under the provisions of this Article NINTH; PROVIDED, HOWEVER, that the Association may not purchase or maintain insurance which would cover final orders assessing civil money penalties arising out of administrative actions or proceedings instituted by an appropriate bank regulatory agency.

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(8)	Notwithstanding any right or authority granted in subparagraphs (1)-(7) of this Article, no person shall be Indemnified or reimbursed for expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency if such proceeding or action results in a final order assessing a civil money penalty or requiring affirmative action by an individual or individuals in the form of payments to the Association.

TENTH. Except as provided in these Articles of Association, these Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the Common Stock, unless the vote of the holders of a greater amount of Common Stock is required by law, and in that case by the vote of the holders of such greater amount.

ELEVENTH. Any action which requires a vote of the shareholders, but that does not specifically require a meeting of this Association, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote thereon and shall be delivered to this Association by delivery to its registered office in the State of New York, its principal place of business, or an officer or agent of the Association having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Association’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each shareholder who signs the consent.

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 STATE OF NEW YORK)

COUNTY OF NEW YORK)

The undersigned duly qualified Assistant Secretary of Citibank, N.A., a national banking association (“Citibank”), hereby certifies that (i) on March 29, 2011 holders of all of the voting shares of Citibank, by unanimous written consent, adopted the Articles of Association as amended effective July 1, 2011 of Citibank and (ii) the foregoing is a true and complete copy of the Articles of Association, as amended, effective July 1, 2011.

/s/ Shelly Dropkin
Shelly Dropkin
Assistant Secretary
Subscribed and sworn before me	July 1, 2011
(Date)

/s/ Jacqueline Wood
(Notary Public)
Jacqueline Wood
Notary Public, State of Select a County
No. 01WO6188144
Qualified in New York County
Commission Expires June 2, 2012

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STATE OF NEW YORK)

COUNTY OF NEW YORK)

The undersigned duly qualified Assistant Secretary of Citibank, N.A., a national banking association (“Citibank”), hereby certifies that (i) on March 29, 2011 holders of all of the voting shares of Citibank, by unanimous written consent, adopted the Articles of Association as amended effective July 1, 2011 of Citibank and (ii) the foregoing is a true and complete copy of the Articles of Association as amended effective July 1, 2011 of Citibank.

/s/ Paula F. Jones
Paula F. Jones
Assistant Secretary
Subscribed and sworn before me	July 1, 2011

(Date)

/s/ Jacqueline Wood
(Notary Public)
Jacqueline Wood
Notary Public, State of Select a County
No. 01WO6188144
Qualified in New York County
Commission Expires June 2, 2012

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EXHIBIT 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "Citibank, N.A.," Sioux Falls, South Dakota (Charter No. 1461), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today,

August 15, 2018, I have hereunto subscribed

my name and caused my seal of office to be

affixed to these presents at the U.S. Department

of the Treasury, in the City of Washington,

District of Columbia.

CURRENCY BUREAU
SEAL
OF THE
Comptroller
OF THE
CURRENCY
TREASURY DEPARTMENT

Comptroller of the Currency

EXHIBIT 4

BY-LAWS OF CITIBANK. N.A.

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CITIBANK, N.A. BY-LAWS AS AMENDED EFFECTIVE JULY I, 2011

INDEX TO BY-LAWS OF CITIBANK, N.A.

INDEX

TO

BY-LAWS

OF

CITIBANK, N.A.

CITIBANK, N.A.

 BY-LAWS

ARTICLE I

Meetings of Shareholders

Section 1.          Annual Meeting. The regular annual meeting of the shareholders, for the election of directors and the transaction of whatever other business may come before the meeting, shall be held at the Head Office of the Association, 701 East 60th Street North, Sioux Falls, South Dakota, County of Minnehaha, or such other place as the Board of Directors may designate, on such date and at such time as may be fixed by resolution of the Board of Directors. Notice of such meeting may be waived in writing before, after, or at such meeting.

Section 2.          Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by the holders of not less than ten per cent of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association, a notice stating the purpose of the meeting. Such notice may be waived in writing before, after, or at, such meeting.

Section 3.          Inspector of Election. If the Board of Directors shall so determine, any election of directors shall be managed by one or more inspectors of election, who shall be appointed by the Chairman of the meeting, and who, before entering upon the discharge of their duties shall be duly sworn faithfully to execute the duties of inspector(s) of election with strict impartiality, and according to the best of their ability. The inspector(s) of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary a certificate under their hands, certifying the result thereof and the names of the directors elected. The inspector(s) of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

Section 4.          Quorum and Action by Consent. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

Any action which requires a vote of the shareholders, but that does not specifically require a meeting of this Association, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote thereon and shall be delivered to this Association by delivery to its registered office in the State of New York, its principal place of business, or an officer or agent of the Association having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Association’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each shareholder who signs the consent.

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ARTICLE II

 Directors

Section 1.          Board of Directors. The Board of Directors shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

Section 2.          Number. The Board of Directors shall consist of such number, not less than five nor more than twenty-five, as from time to time shall be determined by a majority of the votes to which all shareholders are at the time entitled.

Section 3.          Organization Meeting. The Secretary, upon receiving the certificate of the inspector(s), of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Head Office of the Association, or such other place as the Board of Directors may designate, for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be appointed to be held on the day of the election or as soon thereafter as practicable. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained. Any business which may properly be transacted by the Board of Directors may be transacted at any organization meeting thereof.

Section 4.          Regular Meetings. A regular meeting of the Board of Directors shall be held quarterly, unless the Board of Directors shall otherwise determine, at the Head Office of the Association, with notice to the directors of the date and time of such meeting, or, may be held at such other time and place as the Board shall have ordered at any previous meeting.

Section 5.          Special Meetings. A special meeting of the Board of Directors may be called at any time by the Chairman, the Chief Executive Officer, or the President, or on the written request of any three members of the Board such meeting shall be called by one of said officers or by the Secretary.

Section 6.          Notice. Notice of any special meeting, specifying the time and place of such meeting, or of the time and place or the cancellation of any regular meeting of the Board of Directors may be given in writing, either by mailing the same to each director, at his address appearing on the books of the Association on or before the second day preceding the meeting, or by telegraphing the same to him at such address, or delivering the same to him personally, or leaving the same at his place of business, or at his residence, or by telephone on or before the day preceding the meeting. Notice need not be given to any director if waived by him in writing. Attendance of a director at any meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice.

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Section 7.          Quorum and Manner of Acting. At every meeting of the Board of Directors, a majority shall constitute a quorum, of which a majority must be U.S. citizens, and, except as otherwise required by law, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors may participate in meetings through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another.

Section 8.          Vacancies. When any vacancy occurs among the directors, the remaining members of the Board may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

Section 9.          Directors’ Fees. The Board of Directors shall have authority to determine from time to time, the amount of compensation which shall be paid to any of its members, provided however that no such compensation be paid to any director who is a salaried officer or employee of the Association or any of its subsidiaries. Directors shall receive transportation and other expenses of attendance.

ARTICLE III

 Committees of the Board

Section 1.          Executive Committee: Powers. There shall be an Executive Committee of the Board of Directors which shall be constituted as provided in Section 2 of this Article. The Executive Committee shall have and may exercise, when the Board is not in session, all the powers of the Board that may lawfully be delegated. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, done or conferred under authority of the Board.

Section 2.          Executive Committee: Membership; Meetings; Quorum. The Executive Committee shall hold a regular meeting without notice at the time and place appointed for each regular meeting of the Board of Directors at which a quorum of the Board shall not be in attendance at said time and place, unless such regular meeting of the Board is cancelled as provided in Article II, Section 6. The directors present at such time and place, if there be not less than three, shall constitute the Executive Committee for such regular meeting, and the vote of a majority of the Committee as so constituted shall suffice for the transaction of business. A special meeting of the Executive Committee may be called at any time by the Chairman, the Chief Executive Officer or the President. Notice of any such special meeting shall be given to each director in the manner provided in Article II, Section 6, for the giving of notice, or the waiver thereof, of a special meeting of the Board of Directors and shall be sufficient even though such notice refers only to a meeting of the Board of Directors. The directors who shall attend at the time and place fixed in such notice, if there be not less than three, shall constitute the Executive Committee for such special meeting, and the vote of a majority of the Committee as so constituted shall suffice for the transaction of business. Executive Committee meetings may be held through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another.

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Section 3.          Other Committees. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine. Members of such other committees may participate in meetings of those committees through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another. Each such committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors, and any action taken by the Board with respect thereto shall be entered into the minutes of the Board. Committees composed of non-members of the Board may also be appointed to consult with the members regularly or from time to time under such rules as the Board may determine but in no event may such Committees have the power of final decision in matters concerning the business of the Association.

ARTICLE IV

 Officers and Agents

Section 1.          Chairman. The Board of Directors shall appoint one of its members to be Chairman of the Association. The Chairman shall have general executive powers as well as the specific powers conferred by these By-Laws. He shall preside at meetings of the shareholders and, in the absence of the Chief Executive Officer and the President, at meetings of the Board of Directors and the Executive Committee.

Section 2.          Chief Executive Officer. The Board of Directors may appoint a Chief Executive Officer of the Association. The Chief Executive Officer shall preside at all meetings of the Board of Directors and the Executive Committee and have general executive powers as well as the specific powers conferred by these By-Laws. The Chief Executive Officer shall also have such powers and duties as may from time to time be assigned to him by the Board of Directors. In the absence of the Chairman, the Chief Executive Officer shall exercise his powers and duties and shall preside at meetings of the shareholders.

Section 3.          President. The Board of Directors may appoint a President of the Association. The President shall have general executive powers as well as the specific powers conferred by these By-Laws. In the absence of the Chief Executive Officer, the President shall exercise the powers and duties of the Chief Executive Officer of the Association, including the powers and duties related to meetings of the Board of Directors and the Executive Committee.

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Section 4.          Vice Chairmen. The Board of Directors may appoint one or more Vice Chairmen of the Association. In the absence of the Chairman, the Chief Executive Officer and the President, and, in the order of their appointment to the office, the Vice Chairmen shall exercise the powers and duties of the Chief Executive Officer related to meetings of the Board of Directors and the Executive Committee and the powers and duties of the Chairman related to meetings of the shareholders. Each Vice Chairman shall have general executive powers as well as the specific powers conferred by these By-Laws. Each of them shall also have such powers and duties as may from time to time be assigned to him by the Board of Directors, the Chairman, the Chief Executive Officer, or the President.

Section 5.          Executive Vice Presidents. The Board of Directors may appoint one or more Executive Vice Presidents of the Association, each of whom shall have supervision of such major group or other administrative unit of the Association, or such other primary responsibilities, as may from time to time be established and defined by the Board of Directors, the Chairman, the Chief Executive Officer, the President, or any Vice Chairman. Each Executive Vice President shall have general executive powers as well as the specific powers conferred by these By-Laws. Each Executive Vice President shall also have such further powers and duties as may from time to time be assigned to him by the Board of Directors, the Chairman, the Chief Executive Officer, the President or any Vice Chairman.

Section 6.          Chairman Credit Policy Committee. The Board of Directors may appoint a Chairman Credit Policy Committee who shall have general responsibilities in connection with the formulation and administration of the credit policies of the Association. He shall have general executive powers, as well as the specific powers conferred by these By-Laws. He shall also have such further powers and duties as may from time to time be assigned to him by the Board of Directors, the Chairman, the Chief Executive Officer or the President.

Section 7.          Senior Vice Presidents. The Board of Directors may appoint one or more Senior Vice Presidents of the Association. Each Senior Vice President shall have general executive powers as well as the specific powers conferred by these By-Laws. He shall also have such further powers and duties as may from time to time be assigned to him by the Board of Directors, the Chairman, the Chief Executive Officer, the President, or any Vice Chairman.

Section 8.          Secretary. The Board of Directors shall appoint a Secretary who shall keep accurate minutes of meetings of the Board of Directors and the Executive Committee of the Board. He shall attend to the giving of all notices required by these By-Laws to be given. He shall be custodian of the corporate seal, records, documents, and papers of the Association. He shall have and may exercise any and all other powers and duties pertaining by law or regulation to the office of Secretary, or imposed by these By-Laws. He shall also have such further powers and duties as may from time to time be assigned to him by the Board of Directors, the Chairman, the Chief Executive Officer, the President, or any Vice Chairman. The Secretary may appoint one or more Assistant Secretaries with such powers and duties as the Board of Directors, the Chairman, the Chief Executive Officer, the President, any Vice Chairman, or the Secretary shall, from time to time, determine.

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Section 9.          Treasurer. The Treasurer shall have the powers attendant to the office of Treasurer. The Treasurer shall also have such further powers and duties as may from time to time be assigned by the Board of Directors, the Chairman, the Chief Executive Officer, the President, or any Vice Chairman.

Section 10.         Chief Auditor. The Board of Directors shall appoint a Chief Auditor who shall be the chief auditing officer of the Association. He shall continuously examine the affairs of the Association, and shall report to the Board of Directors. He shall have and may exercise the powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors. Subject to the authority granted to him by the Board of Directors, the Chief Auditor may also appoint, dismiss, and fix the salaries of one or more Assistant Vice Presidents, Managers, and Assistant Managers, and such other officers in the Chief Auditor’s Division as, from time to time, appear to him to be required or desirable.

Section 11.         Vice Presidents. The Board of Directors may appoint one or more Vice Presidents of the Association. In addition, the Board of Directors may delegate to officers of the rank of Senior Vice President or higher, as designated by the Chairman, the Chief Executive Officer, the President, or any Vice Chairman, authority to appoint, dismiss and fix salaries to be paid Vice Presidents within the respective officers’ areas of supervision. Each Vice President shall have specific powers conferred by these By-Laws and such further powers and duties as may from time to time be assigned to him by the Board of Directors, the Chairman, the Chief Executive Officer, the President, or any Vice Chairman.

Section 12.         Other Officers. The Board of Directors may establish senior officer positions equivalent to and having duties and powers the same as those officers mentioned in the preceding Sections of this Article IV. The Board of Directors may also appoint one or more Assistant Vice Presidents, Managers, Assistant Managers, and such other officers as, from time to time, may appear to the Board of Directors to be required or desirable to transact the business of the Association. In addition, the Board of Directors may delegate to officers of the rank of Vice President or higher, as designated by the Chairman, the Chief Executive Officer, the President, any Vice Chairman, any Executive Vice President, the Chairman Credit Policy Committee, or any Senior Vice President, the authority to appoint, dismiss, and to fix the salaries to be paid to any such officers other than officers in the Chief Auditor’s Division, within the respective officer’s area of supervision. The officers so appointed shall have such powers and duties as may, from time to time, be conferred upon or assigned to them by the Board of Directors, the Chairman, the Chief Executive Officer, the President, any Vice Chairman, or the appointing officer.

Section 13.         Attorneys-in-Fact. The Board of Directors may appoint one or more attorneys-in-fact as, from time to time, may appear to the Board of Directors to be required or desirable to transact the business of the Association and, subject to the authority of the Board of Directors, the Chairman, the Chief Executive Officer, the President, any Vice Chairman, any Executive Vice President, any Senior Vice President, or any Vice President designated as Citigroup Country Officer may appoint, dismiss and fix the compensation to be paid to such attorneys-in-fact. In the case of attorneys-in-fact who are otherwise employed by the Association or by any affiliated corporate entity, the authority to appoint or dismiss any such attorneys-in-fact may be exercised by any officer having supervision of a major administrative unit, group, division, or department of the Association as may be specified by the Board of Directors. The attorneys-in-fact appointed pursuant to this Section 13 shall exercise such powers and perform such duties as may, from time to time, be conferred upon them by Power of Attorney.

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Section 14.         Clerks and Agents. The Board of Directors may appoint, from time to time, such Paying Tellers, Receiving Tellers, Note Tellers, Vault Custodians, bookkeepers and other clerks, agents and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salaries to be paid them and dismiss them. Subject to the authority of the Board of Directors, the Chairman, the Chief Executive Officer, the President, any Vice Chairman, or any other officer of the Association authorized by any of them, may appoint and dismiss all or any clerks, agents and employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

Section 15.         Tenure of Office. All officers, clerks, agents and employees appointed by the Board of Directors, or under its authority, shall hold office at the pleasure of the Board.

ARTICLE V

 Domestic Branches

Section 1.          Location. The Board of Directors shall have plenary power to establish, to discontinue, or, from time to time to change the location of, any domestic branch, subject to such limitations as from time to time may be provided by law.

Section 2.          Management. Subject to the general supervision and control of the Board of Directors, the Chairman, the Chief Executive Officer and the President, the affairs of the domestic branches shall be under the immediate supervision and control of such officer as the Board, the Chairman, the Chief Executive Officer, or the President may designate and subject to such rules and regulations as such officer shall promulgate from time to time; and such officer is authorized to assign to any domestic branch such officers, agents, and employees as he may deem necessary to conduct the business thereof, and to reassign them as he may find proper.

ARTICLE VI

 Foreign Branches

Section 1.          Establishment. The Board of Directors shall have plenary power to establish, to discontinue, or, from time to time, to change the location of, any branch in a foreign country or in a dependency of the United States of America, subject to such limitations as from time to time may be provided by law.

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Section 2.          Management. Subject to the general supervision and control of the Board of Directors, the Chairman, the Chief Executive Officer, and the President, the affairs of the foreign branches shall be under the immediate supervision and control of such officer as the Board, the Chairman, the Chief Executive Officer or the President may designate and subject to such rules and regulations as such officer shall promulgate from time to time; and such officer is authorized to assign to any foreign branch such officers, agents, and employees as he may deem necessary to conduct the business thereof, and to reassign them as he may find proper.

Section 3.          Custody of Funds. The funds of each branch shall be kept in the custody of the officer, manager, or other agent-in-charge thereof, or in such depositories as he may select, subject to the approval of such officer as may have supervision over the foreign branches of the Association.

Section 4.          Books, Reports, and Fiscal Periods. At each branch, the officer, manager or other agent-in-charge thereof shall keep or cause to be kept, full and regular books of account, which shall at all times be open to inspection by the Association, through its proper officers or accountants or by the proper officers of the Government of the United States of America. All the transactions of the Association at the several branches shall be reported promptly to the Association by the officer, manager or other agent-in-charge thereof. Such officer as may have supervision over the foreign branches of the Association, may from time to time specify with respect to each branch the fiscal periods for ascertainment or remittance of profits and, generally, for its accounting purposes.

ARTICLE VII

 Fiduciary Powers

Section 1.          Assignment of Fiduciary Powers. All fiduciary powers of the Association shall be exercised, subject to such regulations as the Office of the Comptroller of the Currency shall from time to time establish, by one or more directors, officers, employees or committees as the Board of Directors shall from time to time determine.

Section 2.          Authentication and Signature of Instruments. All authentications or certificates by the Association, as Trustee under any mortgage, deed of trust or other instrument securing bonds, debentures, notes, or other obligations of any corporation, and all certificates as Registrar or Transfer Agent and all certificates of deposit for stocks and bonds, and interim certificates and trust certificates, may be signed or countersigned in behalf of the Association by the Chairman, the Chief Executive Officer, the President, any Vice Chairman, any Executive Vice President, the Chairman Credit Policy Committee, any Senior Vice President, the Secretary, any Vice President, or anyone holding a position equivalent to the foregoing pursuant to provisions of these By-Laws, any Assistant Vice President, any Manager, any Senior Trust Officer, any Assistant Manager, any Trust Officer, or any officer with rank equivalent to any of the foregoing as may be designated by the Secretary, or by any other person appointed for that purpose by the Board of Directors or pursuant to these By-Laws. Any such signature or countersignature may be manual or facsimile.

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ARTICLE VIII

 Stock and Stock Certificates

Section 1.          Transfers. Shares of stock shall be transferable on the books of the Association, and transfer books shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all the rights and liabilities of the prior holder of such shares. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable, from time to time, to act as transfer agents or co-transfer agents and registrars or co-registrars of the stock of the Association.

Section 2.          Stock Certificates. Certificates of stock shall bear the signature of the Chairman or President (which may be engraved, printed or impressed) and shall either (a) bear the engraved, printed or impressed signature of the Secretary, be countersigned manually by a duly authorized transfer agent or co-transfer agent of the stock of the Association and be registered by a duly appointed registrar or co-registrar of the stock of the Association, or (b) be signed manually by the Secretary or by any Assistant Secretary or officer designated as an Authorized Officer of the Association and countersigned by any other Assistant Secretary or officer designated as an Authorized Officer, and, in either case the seal of the Association shall be engraved, printed or impressed thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association by the holder thereof or his attorney, upon surrender of the certificate properly endorsed.

Section 3.          Record Date and Closing Transfer Books. The Board of Directors may prescribe a period of not more than thirty days during which no transfer of shares of stock on the books of the Association may be made or in lieu thereof may fix a record date and hour, for the purpose of determining the shareholders entitled to any dividend or distribution, or to notice respecting any meeting of the shareholders or any matter as to which the consent or dissent of shareholders may effectively be expressed without a meeting, and to vote or otherwise act at such meeting or concerning such matter. Any record date thus fixed shall not be prior to the date of declaration of such dividend or distribution or giving notice to the shareholders respecting such meeting or matter, nor shall it be more than thirty days prior to the date fixed for such meeting or expression of such consent or dissent_

ARTICLE IX

Corporate Seal

The Secretary or any Assistant Secretary, or other officer thereunto designated by the Secretary, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

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ARTICLE X

  Miscellaneous Provisions

Section 1.          Fiscal Year. The fiscal year of the Association shall be the calendar year.

Section 2.          Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents, may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman, the Chief Executive Officer, the President, any Vice Chairman, or any Executive Vice President, or the Chairman Credit Policy Committee, or any Senior Vice President, or the Secretary, or the Chief Auditor, or any Vice President, or anyone holding a position equivalent to the foregoing pursuant to provisions of these By-Laws, or, if in connection with the exercise of any of the fiduciary powers of the Association, by any of said officers or by any Senior Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 2 are supplementary to any other provisions of these By-Laws.

Section 3.          Records. The Articles of Association, the By-Laws and the proceedings of all meetings of the shareholders, the Board of Directors, the Executive Committee, and other standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting.

Section 4.          Banking Hours. The Head Office of the Association and its branch offices shall be open for business on such days and during such hours as the Association shall establish from time to time consistent with applicable law.

Section 5.          Corporate Governance Procedures. To the extent not inconsistent with applicable federal banking statutes, the Association has elected to follow the corporate governance procedures contained in the Delaware General Corporation Law.

ARTICLE XI

 By-Laws

Section 1.          Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the Head Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

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Section 2.          Amendments. These By-Laws may be amended, altered or repealed, at any meeting of the Board of Directors, by a vote of a majority of the whole number of the directors.

Section 3.          Reference to Gender. A reference in these By-Laws to one gender, masculine, feminine, or neuter includes the other two; and the singular includes the plural and vice versa unless the context otherwise requires.

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EXHIBIT 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Citibank, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

CITIBANK, N.A.

Dated: February 28, 2019	By:	/s/ Danny Lee
Name: Danny Lee
Title: Senior Trust Officer

EXHIBIT 7

REPORT OF CONDITION

CITIBANK, N.A.

As of the close of business on December 31, 2018

ASSETS	Thousands of Dollars
Cash and balances due from depository institutions:	179,696,000
Securities:	323,535,000
Federal funds sold and securities purchased under agreement to resell:	60,325,000
Loans and leases held for sale:	6,622,000
Loans and leases net of unearned income, allowance:	635,551,000
Trading assets	105,836,000
Premises and fixed assets:	7,417,000
Other real estate owned:	87,000
Investments in unconsolidated subsidiaries and associated companies:	6,173,000
Direct and indirect investments in real estate ventures:	0
Intangible assets:	15,363,000
Other assets:	66,112,000
Total Assets:	1,406,717,000

LIABILITIES	Thousands of Dollars
Deposits	1,025,133,000
Federal funds purchased and securities sold under agreements to repurchase	12,887,000
Trading liabilities	54,145,000
Other borrowed money:	107,344,000
Subordinated notes and debentures	12,000,000
Other Liabilities:	46,653,000
Total Liabilities:	1,258,162,000

EQUITY CAPITAL	Thousands of Dollars
Perpetual preferred stock and related surplus	2,100,000
Common Stock	751,000
Surplus:	146,116,000
Retained Earnings:	20,777,000
Accumulated other comprehensive income	(21,797,000)
Noncontrolling (minority) interests in consolidated subsidiaries	608,000
Total Equity Capital	148,555,000
Total Liabilities and Equity Capital	1,406,717,000